EXHIBIT 3.2

BARNES GROUP INC.

AMENDED AND RESTATED BY-LAWS
(as of May 3, 2013)

i

BARNES GROUP INC. (the "Corporation")

AMENDED AND RESTATED BY-LAWS
(as of May 3, 2013)

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ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings.

The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date or time as may be designated by the Board of Directors.

SECTION 2. Special Meetings.

(a)
General. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Board of Directors or the Chairman of the Board, or by the Secretary acting under instructions of the Board of Directors or the Chairman of the Board. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall be called by the Secretary upon the written request of the holders of record of voting securities representing at least forty percent (40%) of the voting power of the outstanding voting securities of the Corporation entitled to vote at a stockholders meeting, based on the number of outstanding voting securities of the Corporation most recently disclosed prior to the date that the notice of such special meeting is delivered (the “Delivery Date”) by the Corporation in its filings with the Securities and Exchange Commission (the “Requisite Percent”). Business to be conducted at a special meeting may only be brought before the meeting pursuant to the Corporation's notice of meeting.

(b)	Stockholder Requested Special Meetings.

(1)
In order for a special meeting pursuant to a stockholder request to be called (a “Stockholder Requested Special Meeting”), any and all requests for a special meeting (a “Special Meeting Request”) must be signed by the Requisite Percent of record holders and must be delivered to the Secretary at the principal executive offices of the Company. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at it, (ii) bear the dated signature of such stockholders requesting the special meeting and which hold the Requisite Percent, (iii) set forth (A) the name and address, as they appear in the Corporation's stock ledger, of each stockholder signing such request, (B) the class, if applicable, and the number of shares of common stock of the Corporation that are owned of record and beneficially by each such stockholder, and (C) include documentary evidence of such stockholder's record and beneficial ownership of such stock, (iv) set forth all information that would be required to be delivered pursuant to Article I, Section 8 by a stockholder when such stockholder delivers a notice to bring a matter before an annual meeting, (v) if a purpose of the Special Meeting Request is to propose to elect a director (even if an election contest is not involved), with respect to each stockholder requesting the special meeting, set forth the information that would be required to be delivered pursuant to Article I, Section 7 in order to nominate a director and all other information required in connection with the nomination of a director, and (vi) contain an acknowledgment by such stockholder that any disposition of shares of common stock of the Corporation held of record by such stockholder as of the Delivery Date occurring prior to the special meeting of stockholders requested by such stockholder shall constitute a revocation of such request with respect to such shares.

In addition, a Special Meeting Request shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such Special Meeting Request shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof.

Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If following such revocation, the unrevoked requests represent less than the Requisite Percent, the special meeting need not be called or, if called, the Board of Directors, in its discretion, may cancel the special meeting.

(2)
The Secretary shall not call a Stockholder Requested Special Meeting if (i) the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which a valid Special Meeting Request submitted by the Requisite Percent of stockholders in accordance with this Section 2 have been delivered to the Secretary in the manner specified in subsection (b)(1) of this Section 2 and the purpose(s) of such meeting include all of the purpose(s) duly specified in the Special Meeting Request, (ii) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iii) any meeting of stockholders was held within ninety (90) days prior to the Delivery Date, (iv) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, or (v) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law.

(3)
Any special meeting shall be held at such date and time, and utilizing such record date for the determination of the stockholders entitled to vote at the meeting as may be fixed by the Board of Directors in accordance with these By−Laws and applicable law; provided, however, that the date fixed by the Board of Directors for convening any Stockholder Requested Special

Meeting shall be not more than ninety (90) days after the Delivery Date for the Special Meeting Request submitted by the Requisite Percentage of stockholders pursuant to subsection (a) of this Section 2. Subject to the preceding sentence, in fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting, and nothing herein will limit the power of the Board of Directors or the chair appointed for any annual or special meeting in respect of the conduct of any such meeting.

(4)
Business transaction at any Stockholder Requested Special Meeting shall be submitted for the limited purpose(s) stated in the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting.

(5)
Notwithstanding the provisions of Article I, Section 2, a stockholder must comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in this Section 2 to the Exchange Act, or the rules and regulations promulgated thereunder, are not intended to and shall not limit the requirements applicable to proposals to be considered.

SECTION 3. Place of Meetings.

All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be designated by the Board of Directors and specified in the notice to be given to the stockholders in the manner provided in Section 4 of this Article I.

SECTION 4. Notice of Meetings.

Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote thereat, not less than ten days before the day on which the meeting is to be held, by delivering a written or printed notice thereof to the stockholder personally or by posting such notice in a postage prepaid envelope addressed to the stockholder at the stockholder's last known post-office address. Except as otherwise provided by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the objects thereof, and no business other than that specified in such notice shall be presented at such meeting, except with the unanimous consent in writing of the holders of all the outstanding shares of the Corporation entitled to vote thereon. Nevertheless, notice of any meeting shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall waive notice of any meeting in person or by attorney thereunto authorized in writing, notice thereof need not be given to him. Notice of any adjourned meeting of stockholders shall not be required to be given.

SECTION 5. Quorum.

At each meeting of stockholders, the holders of record of a majority of the shares outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders entitled to vote who or which are present in person or represented by proxy at the meeting or, if no such stockholder is present or represented, any officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. Voting.

Unless otherwise provided in the Certificate of Incorporation or these By-Laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock held by such stockholder. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the stockholders, all matters shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, a quorum being present.

SECTION 7. Nominations.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders for the purpose of electing directors called pursuant to Section 2 of Article I, (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 7.

    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation: (a) in the case of an annual meeting, not less than ninety (90) days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for on a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of (i) the 90th day preceding the date of the annual meeting and (ii) the 10th day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs; and (b) in the case of a special meeting of stockholders for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

        To be in proper written form, a stockholder's notice to the Secretary must set forth:

(a)
as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation and any Derivative Instruments (as defined below) which are owned beneficially or of record by the person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iv) a description of all agreements, arrangements and understandings between such nominee and any other person or persons (including their names) in connection with such nomination by such stockholder making the nomination or beneficial stockholder(s) on whose behalf the nomination is made, if any, including, without limitation, a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial stockholder(s) and his or her respective affiliates and associates, or others acting in concert therewith, on one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, if the stockholder making the nomination and any beneficial stockholder on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant, (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (vi) a completed and signed questionnaire, representation and agreement as set forth below in this Section 7. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee; and

(b)	as to the stockholder giving the notice and the beneficial stockholders(s), if any, on whose behalf the nomination is made, the Stockholder Disclosure Information.

“Stockholder Disclosure Information” shall consist of: (i) the name and record address of such stockholder, as it appears on the Corporation's books, of such beneficial stockholder, if any, and of their respective affiliates or associates or others acting in concert therewith; (ii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder or such beneficial stockholder, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 7(b) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) or any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial stockholder, the purpose or effect of which is to mitigate the loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation, (E) any rights to dividends on the shares of the Corporation owned by such stockholder or such beneficial stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's or such beneficial stockholder's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial stockholder, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (H) any significant equity interests or any Derivative Instruments or other interests in any principal competitor of the Corporation held by such stockholder or beneficial stockholder, and (I) any direct or indirect interest of such stockholder or such beneficial stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation; (iii) a description of all agreements, arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such proposal of such business by such stockholder or such beneficial stockholder and any material interest of such stockholder or such beneficial stockholder in such business (including with respect to a director nomination, pursuant to which the nomination(s) are to be made by such stockholder, a description of all agreements, arrangements or understandings between such stockholder and each proposed nominee pursuant to which nomination(s) are to be made by such stockholder or such beneficial stockholder); (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting (which in the case of a director nomination would be the nomination of the persons named in the applicable notice); (v) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal in question (and with respect to solicitations of proxies for election of directors in a contested election) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, to be timely and in proper form, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof.

The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation (and to serve as a director of the Corporation), a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article I, Section 7 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a fully responsive completed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination or recommendation for nomination, as the case may be, is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures and other requirements set forth in this Section 7. If the Chairman of the Board of Directors or such other authorized representative of the Corporation presiding over the meeting determines that a nomination was not made in accordance with the foregoing procedures and other requirements, the Chairman of the Board of Directors or such other authorized representative shall declare at the meeting that the nomination was defective and such defective nomination shall be disregarded. In addition to the provisions of Article I, Section 7, a stockholder must comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in this Section 7 to the Exchange Act, or the rules and regulations promulgated thereunder, are not intended to and shall not limit the requirements applicable to proposals to be considered.

The procedures and other requirements set forth in this Section 7 shall be the exclusive means for a stockholder to make a director nomination.

SECTION 8. Proposals.

    No business may be transacted at an annual meeting of stockholders, other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 8. The business transacted at a special meeting shall be confined to the purposes stated in the notice calling for the meeting pursuant to Section 2 of Article I or in any related supplemental notice delivered by the Corporation.

    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is a called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of (i) the 90th day preceding the date of the annual meeting and (ii) the 10th day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

To be in proper written form, a stockholder's notice to the Secretary must set forth the Stockholder Disclosure Information.

     In addition, to be timely and in proper form, a stockholder's notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof.

    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures and other requirements set forth in this Section 8; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures and other requirements, nothing in this Section 8 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of the Board of Directors or such other authorized representative of the Corporation presiding over an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures and other requirements, the Chairman of the Board of Directors or such other authorized representative shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

In addition to the provisions of Article I, Section 8, a stockholder must comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in this Section 8 to the Exchange Act, or the rules and regulations promulgated thereunder, are not intended to and shall not limit the requirements applicable to proposals to be considered. Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of business proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in the By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation's proxy statement any other business proposal.

The procedures and other requirements set forth in this Section 8 shall be the exclusive means for a stockholder to make a business proposal (other than a proposal properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation's notice of meeting).

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. General Powers.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall have the authority to fix the compensation of the members thereof.

SECTION 2. Number, Classification, Term of Office, and Qualifications.

The number of directors to constitute the whole Board of Directors shall be nine, but such number may from time to time be increased, or decreased to not less than three, by resolution adopted by the Board of Directors. Before the 2014 annual meeting of stockholders, the Board of Directors shall be divided into three classes, with the term of one class expiring each year. Commencing with the 2014 annual meeting of stockholders, each class of directors whose term shall then expire shall be elected to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders. In the case of any vacancy on the Board of Directors occurring after the 2013 annual meeting of stockholders, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by an election by the Board of Directors with the director so elected to serve until the next annual meeting of stockholders. Each director shall continue in office until his successor shall have been elected and qualified or until his death or until his resignation or removal in the manner hereinafter provided. No director need be a stockholder, nor a resident of the State of Delaware.

SECTION 3. Election of Directors.

At each meeting of the stockholders for the election of directors, the directors shall be elected by a plurality of the votes given at such election.

SECTION 4. Intentionally omitted.

SECTION 5. Time of Meetings, Notices, etc.

There shall be an organizational meeting of the Board of Directors for the election of officers and for the transaction of such other business as may properly come before the meeting on the date of the annual meeting of stockholders or as soon as practicable thereafter upon the notice hereinafter provided for a special meeting of the Board of Directors. The directors may, however, without notice, hold the organizational meeting in the city where the annual meeting of stockholders is held and immediately following such annual meeting of stockholders. At the organizational meeting, the directors shall elect one of the directors as Chairman of the Board of Directors. The Chairman of the Board of Directors may, but need not, be an officer or other employee of the Corporation. The Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, any other director selected by those directors attending the meeting, shall preside at all meetings of the Board of Directors. The Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, the President of the Company, shall preside at all meetings of the stockholders. The Chairman of the Board of Directors may be removed as Chairman of the Board of Directors at any time by the Board of Directors. The Board of Directors may provide by resolution for the holding of regular meetings and may fix the time of holding such meetings. Such regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or any three directors. Unless otherwise specified in the notice or waiver of notice thereof, each meeting of the Board of Directors shall be held at the office of the Corporation in Bristol, Connecticut. Notice of each special meeting (a) shall be mailed to each director, addressed to the director at the director's residence or usual place of business, at least seven days before the day on which the meeting is to be held or (b) shall be sent to the director by telecopy (if confirmed) or shall be telephoned or delivered to the director personally, in any such case, not later than three days before the day on which the meeting is to be held, unless the Chairman of the Board of Directors or the President determines that circumstances require that a meeting be held on shorter notice. Notice of any meeting need not be given to any director, however, if waived by that director in writing. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat.

SECTION 6. Quorum and Manner of Acting.

A majority of the directors at the time in office (but not less than one-third of the number necessary to constitute the whole Board of Directors) at a meeting duly assembled shall be necessary and sufficient to constitute a quorum for the transaction of business, subject, however, to the provisions of Section 9 of this Article II. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum is available and present. Notice of any adjourned meeting need not be given.

SECTION 7. Resignations.

Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 8. Removal of Directors.

Any director may be removed at any time with or without cause, at a meeting of stockholders called for the purpose, by the affirmative vote of the holders of not less than a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Section 8 as one class, in the manner and subject to the limitations provided by law.

SECTION 9. Vacancies and Newly Created Directorships.

Any vacancy occurring among the directors by death, resignation, removal or otherwise and any newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or, in the event such directors are unable to act, by the stockholders. Each director elected to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director elected to a newly created directorship shall hold office until the next annual meeting of stockholders.

SECTION 10. Committees.

The Board of Directors, by resolution or resolutions passed by a majority of the whole Board of Directors, may appoint such committees of the Board of Directors as the Board of Directors may determine. Such committees shall have the powers delegated thereto by the Board of Directors. Unless otherwise provided in a resolution of the Board of Directors, each committee of the Board of Directors may fix its own rules of procedure and may meet at such place or places and at such time or times as the committee from time to time shall determine. Each such committee shall cause its proceedings to be recorded, and the minutes of committee meetings shall be distributed to the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1. Number, Appointment, Term of Office and Qualifications.

The officers of the Corporation shall be the President and any Vice President or other person designated by the Board of Directors as a corporate officer. Each officer shall be appointed by the Board of Directors and shall hold office until a successor shall have been duly appointed and qualified or until death or until earlier resignation or removal. Any officer may be removed either with or without cause by a vote of a majority of the directors then in office at any meeting of the Board of Directors at which a quorum is present.

SECTION 2. The President and Vice Presidents.

The President, subject to the instructions of the Board of Directors and the committees of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and control over its several officers. The President shall perform such other duties as from time to time may be assigned by the Board of Directors, or any committee of the Board of Directors. At the request of the President or, in his absence or disability, a Vice President designated by the President (or in the absence of such designation, a Vice President designated by the Board of Directors) shall perform all the duties of the President, and when so acting, that Vice President shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President shall perform such other duties as from time to time may be assigned to that Vice President or to Vice Presidents generally by the Board of Directors, any committee of the Board of Directors or the President.

ARTICLE IV

REIMBURSEMENT AND INDEMNIFICATION OF
DIRECTORS, OFFICERS AND EMPLOYEES

SECTION 1. Reimbursement.

Each director and officer of the Corporation shall be entitled to reimbursement for his reasonable expenses incurred in connection with his attention to the affairs of the
Corporation, including attendance at meetings. Each employee of the Corporation other than an officer shall be entitled to such reimbursement for that employee's reasonable expenses incurred in connection with his attention to the affairs of the Corporation in accordance with applicable policy of the Corporation or as the Board of Directors or any person designated by it may authorize.

SECTION 2. Indemnification.

(a)
Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he/she, or a person of whom he/she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, employee benefit plan excise taxes or penalties and amounts paid or to be paid in settlement reasonably incurred or suffered by such person in connection therewith) and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his/her heirs, executors and administrators; provided, however, that, except as provided in sub-division (b) of this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 2 shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his/her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subdivision (a) or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)
If a claim under subdivision (a) of this Section 2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under the Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he/she has met such standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

(c)
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(d)
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

(e)
To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

(f)	The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

(g)
For purposes of this Section 2, the term "Board" shall mean the Board of Directors of the Corporation or, to the extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Corporation may assent to the adoption of this Article V by any subsidiary, whether or not wholly owned.

(h)
The rights provided by this Section 2 shall not be available with respect to any claim asserted against the director, officer, employee or agent which is based on matters which antedate the adoption of this Section 2; any such claim will be governed by the By-Laws in effect prior to April 2, 1987.

(i)	If any provision of this Section 2 shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

ARTICLE V

SHARES AND THEIR TRANSFER

Certificates for stock of the Corporation shall be issued in the form and bear the signatures required by Delaware law and otherwise shall be as set forth in any applicable resolutions or other action of the Board of Directors. The Corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, except as otherwise expressly provided by the statutes of the State of Dela- ware. The Board of Directors may make any such policies, rules and regulations as it may deem expedient or advisable concerning the issuance, replacement, transfer and registration of certificates for shares of stock of the Corporation. The Board of Directors may fix in advance a date, determined in accordance with applicable law, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders or entitled to consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or distribution or to any allotment of rights or to exercise the rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII

AMENDMENTS

Except as otherwise provided by law or the Certificate of Incorporation, the power to amend, alter or repeal these By-Laws and adopt new By-Laws may be exercised by the Board of Directors or by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote.